EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated November 5, 1996, included in Biomune Systems, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1996 and to all references to our Firm included in this Form S-8 Registration Statement.


/s/ Arthur Andersen LLP


ARTHUR ANDERSEN LLP


Salt Lake City, Utah
December 16, 1996